UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2005
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07584 (Commission File Number)	74-1079400 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Houston, Texas (Address of principal executive offices)		77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 215-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURE

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Due to an error associated with a third-party actuarial computation of annual net periodic pension expense related to certain Transcontinental Gas Pipe Line Corporation (“Transco”) participant data in annuity contract information utilized for 2003 and 2004, on August 2, 2005, Transco’s management concluded that Transco’s financial statements for the years ending December 31, 2003 and 2004 should be restated.
     The effect of the pension adjustment is a net reduction in General & Administrative expense of $7.0 million in 2004 and $8.2 million in 2003. Because of the restatement required by the pension adjustment, the financial statements for the years ending December 31, 2002 through 2004 and the first quarter 2005 will also be restated to record the effect of certain other prior period adjustments previously disclosed in the Notes to the Financial Statements in our Annual Report on Form 10-K.
     Management believes the impact of all of these adjustments is not material to any previously issued financial statements. However, management determined that the cumulative adjustment required to correct the pension adjustment was significant to the second quarter 2005 and the forecast for the year 2005.
     Transco’s executive officers discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with Transco’s independent registered public accounting firm.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

	By:	/s/ Brian K. Shore
		Name:	Brian K. Shore
		Title:	Corporate Secretary

Dated: August 8, 2005

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